UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12.
Vestin Fund II, LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On November 22, 2005, Vestin Fund II, LLC sent to all of its members a letter regarding the Special Meeting of Members of Vestin Fund II, LLC set for December 1, 2005, which was requested by one of its members. The text of letter is reproduced in its entirety below.
* * *
November 22, 2005
Dear Vestin Fund II, LLC Member:
There appears to be some confusion regarding the Special Meeting of Members of Vestin Fund II, LLC set for December 1, 2005.
This is a Special Meeting requested by one of your fellow Members.

THIS SPECIAL MEETING IS NOT THE VOTE REGARDING MANAGEMENT’S PROPOSAL TO CONVERT FUND II TO A REIT.
THE REIT CONVERSION MEETING WILL BE SCHEDULED AT A LATER DATE AFTER THE SEC HAS REVIEWED THE REIT CONVERSION PROXY AND AFTER YOU HAVE RECEIVED A COMPLETE SET OF PROXY MATERIALS.

If you plan to attend the Special Meeting on December 1, 2005, you will need to bring a picture ID as only Members of Vestin Fund II, LLC who held units as of November 14, 2005 or who are holding a proper proxy from a Fund II member will be admitted.

/s/ Mike Shustek
Mike Shustek Vestin Mortgage, Inc. Manager of Vestin Fund II, LLC